Investor Relations Contact:
Michael Picariello, CommVault
732-728-5380
ir@commvault.com

CommVault Announces Fiscal 2015 Third Quarter Financial Results

Third Quarter Highlights Include:

Third Quarter
GAAP Results:
Revenues	$153.0 million
Income from Operations (EBIT)	$4.9 million
EBIT Margin	3.2%
Diluted Earnings Per Share	$0.07

Non-GAAP Results:
Income from Operations (EBIT)	$25.3 million
EBIT Margin	16.5%
Diluted Earnings Per Share	$0.34

Tinton Falls, N.J. – January 28, 2015 – CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2014.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We executed well relative to expectations going into the quarter and in the face of significant foreign exchange headwinds. We delivered $153.0 million in total revenue, which represents sequential quarterly growth. Our key standalone virtualization and cloud operations solutions sets that were priced and packaged for the mid-market segments received strong early market traction. We continue to remain steadfast to our objective of returning to strong revenue and earnings growth in the second half of next fiscal year. Tied to that objective, we made significant progress during the quarter on key initiatives including alignment of worldwide sales resources to our new standalone products' go to market efforts; adding resources and focus to key channel partner relationships to increase penetration in both the SMB and enterprise segments; and, enhancing our Americas sales territory structure to drive higher productivity.”

Hammer added, “We also made very good progress on our next series of standalone products which are planned to launch in March as well as the development of our next generation data and information platform which will go into beta in the near future.”

Total revenues for the third quarter of fiscal 2015 were $153.0 million, which is flat compared to the third quarter of the prior fiscal year. Software revenue in the third quarter of fiscal 2015 was $71.7 million, a decrease of 9% year-over-year and an increase of 3% sequentially. Services revenue in the third quarter of fiscal 2015 was $81.3 million, an increase of 10% year-over-year and a decline of 1% sequentially.

On a GAAP basis, income from operations (EBIT) was $4.9 million for the third quarter compared to $27.7 million in the same period of the prior year. Non-GAAP income from operations (EBIT) decreased 40% to $25.3 million in the third quarter of fiscal 2015 compared to $42.5 million in the third quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 3% in the third quarter of fiscal 2015.

For the third quarter of fiscal 2015, CommVault reported net income of $3.1 million compared to $17.6 million in the same period of the prior year. Non-GAAP net income for the quarter decreased 41% to $15.9 million, or $0.34 per diluted share, from $26.9 million, or $0.54 per diluted share, in the same period of the prior year.

Operating cash flow totaled $20.2 million for the third quarter of fiscal 2015 which was a decrease of $9.9 million, or 33%, compared to the third quarter of fiscal 2014. Total cash and short-term investments were $364.9 million as of December 31, 2014 compared to $482.7 million as of March 31, 2014. During the third quarter there were no borrowings against the revolving credit facility.

In the third quarter of fiscal 2015, CommVault repurchased $50.0 million of common stock (1.03 million shares) under its share repurchase program. For the fiscal year to date, the Company has repurchased $155.1 million of common stock. As of January 28, 2015, there is $100.0 million remaining in the share repurchase program which expires on March 31, 2016.

In December 2014, CommVault completed its planned move to a new corporate headquarters facility located in Tinton Falls, NJ, which is owned outright. The Company's fiscal 2015 third quarter GAAP results include $4.1 million of non-routine expenses related to this move consisting of a $3.1 million lease termination charge associated with the previous leased headquarters location, $0.6 million of accelerated depreciation on assets associated with the previous headquarters and $0.5 million of moving and related costs. These expenses have been excluded from the Company's non-GAAP results.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On January 14, 2015, CommVault announced the launch of Simpana for Endpoint Data Protection, a new solution set designed to help protect and enable the mobile workforce by efficiently backing-up laptops, desktops and mobile devices and providing secure access and self-service capabilities.

•
On January 13, 2015, CommVault announced the availability of the CommVault Backup Appliance with NetApp, which integrates CommVault® Simpana® software with NetApp E-Series storage to deliver a purpose-built, pre-configured data protection solution.

•
On December 16, 2014, CommVault announced its continued industry leadership in technical support and services with a 97 percent customer satisfaction rating based on the results of the company’s 2014 support services survey. The rating marks the fourth consecutive year that CommVault has significantly exceeded industry averages in performance and customer satisfaction, enabling customers to lower costs, reduce risks and improve information access.

•
On November 24, 2014, CommVault announced it had been positioned by Gartner, Inc. in the “Leaders” quadrant of the “Magic Quadrant for Enterprise Information Archiving”[1] for the second consecutive year. According to Gartner, “the Magic Quadrant profiles vendors that offer, at a minimum, integrated email and some other content archiving utilized predominantly for information governance and eDiscovery, with storage capacity management as a secondary benefit. Leaders have the highest combined measures of ability to execute and completeness of vision. They may have the most comprehensive and scalable products. They have a proven track record of financial performance and established market presence.”

•
On November 10, 2014 CommVault announced it had added data management and protection support for Amazon Web Services (AWS) that includes robust cloud reporting as well as self-service virtual machine provisioning, recovery and resource management with snapshot-based data protection.

Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2015, CommVault also excluded certain expenses related to its planned move into a new corporate campus headquarters. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, and in fiscal 2015 certain expenses related to the planned move into a new corporate campus headquarters. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2015 and fiscal 2014.

CommVault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the nine months ended December 31, 2014 was 35% and the GAAP tax rate for the nine months ended December 31, 2013 was 36%. On an annual basis, the GAAP tax rate over the past three fiscal years was 37% for fiscal 2014, 35% for fiscal 2013 and 36% for fiscal 2012. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 18% for fiscal 2014, 12% for fiscal 2013 and 14% for fiscal 2012. Also, the cash tax rate for fiscal 2015 is estimated to be in the range of 27% to 30%. CommVault expects that its cash tax rate will approach its annual GAAP tax rate over the next one to two fiscal years. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2014 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2015. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate in the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, January 28, 2015, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

[1] “Magic Quadrant for Enterprise Information Archiving” by Alan Dayley, Garth Landers, Anthony Kros, Jie Zhang, November 10, 2014

About the Magic Quadrant
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
About CommVault
A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault's corporate headquarters is located in Tinton Falls, New Jersey in the United States.
Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting CommVault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2015 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the "CV" logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Software	$71,729	$79,240	$213,202	$215,370
Services	81,292	74,010	243,606	214,151
Total revenues	153,021	153,250	456,808	429,521
Cost of revenues:
Software	587	677	1,834	1,968
Services	19,354	17,821	59,320	52,464
Total cost of revenues	19,941	18,498	61,154	54,432
Gross margin	133,080	134,752	395,654	375,089
Operating expenses:
Sales and marketing	85,925	73,367	249,933	207,715
Research and development	16,468	13,597	47,343	39,792
General and administrative	23,103	18,521	58,350	47,547
Depreciation and amortization	2,687	1,544	6,013	4,495
Total operating expenses	128,183	107,029	361,639	299,549
Income from operations	4,897	27,723	34,015	75,540
Interest expense	(228)	—	(446)	—
Interest income	202	220	592	675
Income before income taxes	4,871	27,943	34,161	76,215
Income tax expense	1,798	10,352	11,863	27,808
Net income	$3,073	$17,591	$22,298	$48,407
Net income per common share:
Basic	$0.07	$0.37	$0.49	$1.03
Diluted	$0.07	$0.35	$0.47	$0.97
Weighted average common shares outstanding:
Basic	45,331	47,307	45,610	46,921
Diluted	46,976	49,899	47,385	49,674

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$314,946	$457,733
Short-term investments	49,956	24,976
Trade accounts receivable, net	114,249	118,527
Prepaid expenses and other current assets	19,030	11,329
Deferred tax assets, net	16,254	17,966
Total current assets	514,435	630,531

Deferred tax assets, net	26,521	28,737
Property and equipment, net	134,847	88,901
Other assets	7,605	7,215
Total assets	$683,408	$755,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,206	$1,218
Accrued liabilities	71,421	76,166
Deferred revenue	172,504	166,143
Total current liabilities	245,131	243,527

Deferred revenue, less current portion	49,872	43,432
Other liabilities	3,083	5,847

Total stockholders’ equity	385,322	462,578
Total liabilities and stockholders’ equity	$683,408	$755,384

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$3,073	$17,591	$22,298	$48,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,786	1,577	6,232	4,594
Noncash stock-based compensation	16,014	14,246	45,501	34,536
Excess tax benefits from stock-based compensation	(834)	(3,270)	(4,221)	(20,113)
Deferred income taxes	2,268	773	1,803	(435)
Changes in operating assets and liabilities:
Trade accounts receivable	(16,143)	(19,301)	45	(20,703)
Prepaid expenses and other current assets	(2,921)	4,690	(10,683)	6,798
Other assets	683	158	578	355
Accounts payable	(267)	(794)	46	(932)
Accrued liabilities	7,104	12,533	6,093	18,057
Deferred revenue	8,133	2,079	21,442	8,839
Other liabilities	343	(120)	(1,269)	(185)
Net cash provided by operating activities	20,239	30,162	87,865	79,218
Cash flows from investing activities
Purchase of short-term investments	(12,482)	(2,996)	(56,458)	(25,978)
Proceeds from maturity of short-term investments	12,495	1,000	31,478	2,948
Purchases for corporate campus headquarters	(14,882)	(19,607)	(50,308)	(43,479)
Purchase of property and equipment	(1,286)	(1,348)	(3,742)	(3,934)
Net cash used in investing activities	(16,155)	(22,951)	(79,030)	(70,443)
Cash flows from financing activities
Repurchase of common stock	(50,040)	—	(155,125)	—
Debt issuance costs	(87)	—	(1,262)	—
Proceeds from stock options and Employee Stock Purchase Plan	1,540	3,705	12,057	13,375
Excess tax benefits from stock-based compensation	834	3,270	4,221	20,113
Net cash provided by (used in) financing activities	(47,753)	6,975	(140,109)	33,488
Effects of exchange rate — changes in cash	(5,959)	(820)	(11,513)	(694)
Net (decrease) increase in cash and cash equivalents	(49,628)	13,366	(142,787)	41,569
Cash and cash equivalents at beginning of period	364,574	462,167	457,733	433,964
Cash and cash equivalents at end of period	$314,946	$475,533	$314,946	$475,533

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$4,897	$27,723	$34,015	$75,540
Noncash stock-based compensation (1)	16,014	14,246	45,501	34,536
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	214	493	775	1,503
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	4,141	-	4,141	-
Non-GAAP income from operations	$25,266	$42,462	$84,432	$111,579

GAAP net income	$3,073	$17,591	$22,298	$48,407
Noncash stock-based compensation (1)	16,014	14,246	45,501	34,536
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	214	493	775	1,503
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	4,141	-	4,141	-
Non-GAAP provision for income taxes adjustment (4)	(7,541)	(5,439)	(19,431)	(13,725)
Non-GAAP net income	$15,901	$26,891	$53,284	$70,721

Diluted weighted average shares outstanding	46,976	49,899	47,385	49,674
Non-GAAP diluted net income per share	$0.34	$0.54	$1.12	$1.42

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Cost of services revenue	$785	$417	$2,186	$1,008
Sales and marketing	7,396	5,990	20,140	14,336
Research and development	1,567	1,221	4,284	3,117
General and administrative	6,266	6,618	18,891	16,075
Stock-based compensation expense	$16,014	$14,246	$45,501	$34,536

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
CommVault completed the move of its Global Corporate Headquarters in the third quarter of fiscal 2015. In connection with this planned move, the Company incurred certain non-routine expenses that management has concluded are not representative of the ongoing business. As a result, these expenses have been excluded from non-GAAP results in order to understand, manage and evaluate the business and make operating decisions. These expenses include the lease termination charge related to the previous headquarters location, accelerated depreciation on assets associated with the previous location and moving related expenses.

(4)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2015 and fiscal 2014.